UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2023

PLBY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 424-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PLBY	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Securities Purchase Agreement

On January 18, 2023, as previously announced, PLBY Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with purchasers led by Michael Serruya at Serruya Private Equity and Broadband Capital Investments (the “Purchasers”) for the sale of up to $25 million of shares of common stock of the Company, par value $0.0001 per share (“Common Stock”). Pursuant to the terms and subject to the conditions of the Securities Purchase Agreement, the Purchasers agreed to purchase $15.0 million of shares of Common Stock (the “Initial Investment”) and, to the extent that the Company’s previously announced rights offering is not fully subscribed, up to an additional $10.0 million (the “Backstop Investment”) of shares of Common Stock, in each case at a price per share equal to the subscription price for the rights offering, which is $2.5561 per share.

Pursuant to the Securities Purchase Agreement, the Company also agreed to pay to the Purchasers (in cash, or in additional shares of Common Stock at the same price per share, or a combination thereof, at the election of each Purchaser), at the closing of the Initial Investment, a commitment fee equal to $1.25 million, regardless of the aggregate amount purchased by the Purchasers. All Purchasers elected to receive the commitment fee in additional shares of Common Stock.

On January 24, 2023, the Company issued 5,868,315 shares of Common Stock for the Initial Investment and an additional 489,026 shares of Common Stock for the commitment fee. The Company received $15 million in gross proceeds from the Initial Investment.

The shares of Common Stock were sold pursuant to a prospectus supplement to be filed with the SEC, and a related prospectus, dated September 2, 2022, filed with the SEC, relating to the Company’s registration statement on Form S-3 (File No. 333-229482).

In connection with the issuance of the shares of Common Stock, the Company is filing, as Exhibit 5.1 hereto, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company.

Rights Offering

The rights offering expired at 5:00 p.m., Eastern Time, on January 23, 2023 and, including guaranteed deliveries, is expected to be over-subscribed without the Backstop Investment. The subscription price is $2.5561 per share of Common Stock. In accordance with the terms of the rights offering, the Company is determining the allocations of the over-subscriptions, and the final results of the rights offering will be announced once that determination is complete.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLBY Group, Inc.

/s/ Chris Riley
By: Chris Riley
General Counsel and Secretary

Date: January 24, 2023